                                   Exhibit 1
                                   ---------

                        MASTER LINE OF CREDIT AGREEMENT

                        MENDOCINO BREWING COMPANY, INC.

THIS MASTER LINE OF CREDIT AGREEMENT (this "Agreement") is made and entered into as of this 31st day of August, 1999 between Mendocino Brewing Company, Inc., a California corporation ("Borrower") and United Breweries of America, Inc., a Delaware corporation ("Lender").

                                   Recitals:

     A. Borrower desires to have Lender to establish a line of credit upon which Borrower may draw upon based upon the needs of Borrow.

     B. Lender is willing to establish such line of credit and permit Borrower to draw upon such line of credit based on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

                                   Agreement

     1.  General Purpose, Amount.  Lender agrees to make and Borrower agrees to
         -----------------------
accept a credit facility in the principal sum of Eight Hundred Thousand Dollars ($800,000.00) or so much thereof as may be from time to time disbursed hereunder (the "Credit Facility") for the purpose of providing funds for the operations of Borrower, including paying amounts owed by Borrower to Lender. Each draw on the Credit Facility shall be evidenced by a convertible promissory note (each a "Note") of Borrower, payable to the order of Lender and shall be substantially in the form set forth in Exhibit A.

     2.  Disbursement of Loan Proceeds.  Lender agrees to make available the
         -----------------------------
funds pursuant to the Credit Facility on a quarterly basis commencing as of August 2, 1999. All requests to draw on the Credit Facility shall be made in writing by Borrower to Lender stating the amount to be drawn and the earliest date on which such draw is expected to occur. Notwithstanding the foregoing, Lender shall have no obligation to make available any amounts under the Credit Facility if Borrower is in default in the performance of any of its warranties, representations, covenants or agreements contained herein, in any Note, or in any other instrument or document relating to the Credit Facility. In the event such default is not cured within thirty (30) days following Lender's notice of such to Borrower, Lender may terminate the Credit Facility.

     3.  Representations, Warranties, Covenants and Agreements.  Borrower
         -----------------------------------------------------
represents, warrants, covenants and agrees that (A) this Agreement when executed and delivered shall be valid and binding upon Borrower and enforceable in accordance with their terms, (B) as of the date of this Agreement, there is no litigation, proceeding or dispute pending against Borrower, the adverse determination of which might affect the ability of Borrower to repay any amounts drawn on the Credit Facility, and (C) that it will pay, prior to delinquency, all taxes and assessments.

     4.  General Provisions.
         ------------------

          A.  Waiver.  Any waiver by Lender of any term, condition or
              ------
requirement of this Agreement shall not constitute a waiver of any other term, condition or requirement hereof or constitute a waiver of the same term, condition or requirement in any other instance.

          B.  Representations and Warranties.  All representations, warranties,
              ------------------------------
covenants and agreements herein contained on the part of Borrower shall survive the making any loan under the Credit Facility and Borrower's execution of the Note(s), and shall be effective as long as any principal of the Credit Facility or interest thereon remains unpaid. In accepting each advance on the Credit Facility, Borrower shall be deemed to have reaffirmed to Lender as of the date of said acceptance, the truth, completeness, and correctness of each of Borrower's representations and warranties set forth herein.

          C.  Attorneys' Fees.  In the event of any action at law or suit in
              ---------------
equity in relation to this Agreement, or any documents executed pursuant hereto, or any Note issued hereunder, the non-prevailing party shall pay the prevailing party's reasonable attorneys' fees.

          D.  Notices.  Any notice or demand which shall be required or
              -------
permitted by law or any provision of this Agreement shall be in writing and if the same is to be served upon Lender, may be personally delivered to Lender, or shall be deposited in the United States mail, certified, return receipt requested, postage prepaid, addressed to Lender as follows:

          United Breweries of America, Inc.
          Three Harbor Drive, Suite 115
          Sausalito, California  94965

If such notices or demands are to be served upon Borrower, said notices or demands may be personally delivered to Borrower, or shall be deposited in the United States mail, certified, return receipt requested, postage prepaid, addressed to Borrower as follows:

          Mendocino Brewing Company, Inc.
          1601 Airport Road
          Ukiah, California  95482

          E.  Relationship.  Nothing herein contained shall in any manner be
              ------------
construed as creating any relationship between Borrower and Lender other than that of debtor and creditor.

          F.  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of California.

          G.  Entire Agreement; Written Modification Only.  This Agreement
              -------------------------------------------
contains the entire agreement of the parties, and constitutes the complete, final and exclusive embodiment of their agreement with respect to its subject matter. This Agreement supersedes any and all prior correspondence, arrangements, representations and understandings, whether written or oral, express or implied, with respect to its subject matter. This Agreement may not be modified except by a written agreement, which specifically sets forth each modification and is signed by a duly authorized representative of both parties. This Agreement is executed without reliance upon any promise, warranty or representation by the parties or any of their representatives, other than such promises, warranties or representations as are expressly contained in this Agreement.

          H.  Successors and Assigns.  Neither party shall have the right or
              ----------------------
ability to assign, transfer, or subcontract this Agreement without the written consent of the other party. Any attempt to do so shall be void. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

          I.  Severability.  If any provision of this Agreement is deemed or
              ------------
held invalid or unenforceable in whole or in part, for any reason, that provision shall be deemed severed from the remainder of this Agreement, and shall in no way affect or impair the validity or enforceability of any portion or all of this Agreement, which otherwise shall remain in full force and effect.

          J.  Counterparts.  This Agreement may be executed in duplicate
              ------------
counterparts, all of which taken together shall constitute one and the same agreement between the parties.


IN WITNESS WHEREOF, this Master Line of Credit Agreement has been executed the day and year first above written.


LENDER:                                  BORROWER:
UNITED BREWERIES OF AMERICA, INC.        MENDOCINO BREWING COMPANY, INC.


By:   /s/ Anil Pisharody                 By:    /s/ Michael Laybourn
    ---------------------------------        ----------------------------------

Its:      Treasurer                      Its:       President
     --------------------------------         ---------------------------------


By:   /s/ Harmohan S. Bedi               By:    /s/ P.A. Murali
    ---------------------------------        ----------------------------------

Its:      Director                       Its:       Chief Financial Officer
     --------------------------------         ---------------------------------

                                   Exhibit A
                                   ---------

                          Convertible Promissory Note


-------------------------------------------------------------------------------

Name of Issuer:  Mendocino Brewing Company, Inc.       Dated:
Maturity Date:                                                 -------------
                 -----------------------------
-------------------------------------------------------------------------------


1.  Promise.  Mendocino Brewing Company, Inc., a California corporation having
    -------
its principal office at 1601 Airport Road, Ukiah, California 95482 and any successor (the "Company"), for value received, promises to pay to United Breweries of America Inc., a Delaware corporation or to its registered successors or assigns (the "Holder") the principal sum of
                              and no/100 Dollars ($          .00) on
-----------------------------                      ----------
presentation and surrender of this Convertible Note ("Note") on
                                                                --------------
(the "Maturity Date"), and to pay interest on that principal sum at a rate equal to the lesser of (i) one and one-half percent (1.50%) per annum above the prime rate offered from time to time by the Bank of America in San Francisco, California, or (ii) ten percent (10%). Interest payments shall be paid quarterly on the first day of the months of April, July, October, and January of each year. Company may use any of the funds borrowed from Holder for any corporate purposes of Company, including paying obligations owed by Company to Holder.

2.  Form of Payment.  All payments under this Note shall be made in lawful money
    ---------------
of the United States of America. The Company waives diligence, presentment, protest, demand and notice of protest, dishonor, and nonpayment of this Note.

3.  Conversion/Redemption/Renewal.
    -----------------------------

    A. The Holder has the right, at the holder's option, at any time on or after the Maturity Date, to convert all or any portion of this Note into fully paid and nonassessable shares of common stock ("Common Stock") of the Company at the rate of one share of such Common Stock for each One Dollar and 50/100 ($1.50) (the "Conversion Rate") principal amount of this Note and any accrued but unpaid interest. The Holder agrees that all shares of Common Stock of the Company, issued by the Company upon the conversion of all or any part of this Note shall be restricted securities within the meaning of Rule 144(a) of the Securities Act of 1933. The Holder further agrees that any shares of Common Stock acquired by means of any conversion as set forth herein shall be further restricted by the terms and conditions set forth in that certain Shareholders' Agreement, dated October 24, 1997, by and among the Company, Holder, and the Original Partners (as such term is defined in the Shareholders' Agreement).

    B. The conversion right set forth in this Section 3 is subject to any adjustment of the Conversion Rate set forth in Section 5 and Section 6, and is only exercisable upon the surrender of this Note for conversion at the office or agency to be maintained by the Company accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder. No fractional shares are issuable on any conversion, but in lieu of issuing fractional shares the Company shall pay for such fractional shares in cash.

    C. At any time prior to seventeen (17) months from the date of this Note, the Holder may provide written notice to the Company requiring the Company to commence repay of the outstanding principal balance of this Note, together with any accrued but unpaid interest thereon, to Holder. In such case, commencing on the Maturity Date, Company shall pay Holder equal monthly installments of principal, together with any unpaid interest, over a period of five (5) years until all amounts due hereunder shall be repaid in full.

    D. If Holder does not convert or redeem any or all of the principal amount of the Note into Common Stock on the Maturity Date, Holder has the right to extend the term of this Note for a period of time mutually agreed upon between Holder and the Company. At any time during such extension period, Holder shall have the right to convert all or any part of the outstanding principal amount of the Note plus accrued and unpaid interest into Common Stock as set forth in this
Section 3. Moreover, at any time during such extension period, Holder shall have the right to require the Company to repay all or any part of the outstanding principal balance of this Note, together with any accrued but unpaid interest thereon, to Holder within sixty (60) days.

4.  Company Redemption.  Prior to the Maturity Date, this Note may be redeemed
    ------------------
by the Company, in whole or in part, at any time after sixty (60) days written notice ("Redemption Notice") to Holder. During such sixty (60) day period, Holder shall have the right to convert all or any part of the outstanding principal amount of the Note plus accrued and unpaid interest into Common Stock, as set forth in Section 3. If Holder does not convert all outstanding amounts into Common Stock, the Company may redeem any remaining amounts at any time during a thirty (30) day period commencing with the date of expiration of the sixty (60) day period provided for in the Redemption Notice. Thereafter, Company shall be required to provide Holder with a new Redemption Notice, and Holder shall have a new sixty (60) day period within which to convert all or any part of the outstanding principal amounts plus accrued and unpaid interest into Common Stock, as set forth in Section 3.

5.  Anti-Dilution.
    -------------

    A.  If at any time there is a capital reorganization of the Company's
Common Stock, including any combination, reclassification, exchange, or subdivision of shares, a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the Company's properties and assets as, or substantially as, an entirety to another person, then, as a part of such reorganization, merger, consolidation, or sale, lawful provision shall be made so that Holder shall thereafter be entitled to receive on conversion of this Note, during the period specified in this Note, the number of shares of Common Stock of the Company, or of the successor corporation resulting from such merger or consolidation, to which a holder of the Common Stock deliverable on conversion of this Note would have been entitled on that event if this Note had been converted immediately before that event. In any such case, appropriate adjustment (as determined by the Company's board of directors) shall be made in applying this Note to the rights and the percentage interests of Holder after the reorganization, merger, consolidation, or sale to the end that this Note (including adjustment of the Conversion Rate) shall be applicable after that event, as near as reasonably may be, in relation to the shares of Common Stock deliverable after that event on conversion of this Note. The Company shall, not later than thirty (30) days prior to making such adjustment, give written notice ("Notice") by courier to Holder at the address of Holder shown on the Company's books.

    B. Any Notice that is sent pursuant to Section 5(a) shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and shall specify the Conversion Rate then in effect after the adjustment and the increased or decreased number of shares of Common Stock to be received upon conversion of this Note. When appropriate, advance notice may be given and included as part of the notice required under other provisions of this Note.

6.  Conversion Rate Protection.
    --------------------------

    A. If at any time, or from time to time, the Company issues or sells shares of Common Stock without consideration or for a consideration per share less than the Conversion Rate in effect immediately before that issue or sale, then and in each such case:

          i. the Conversion Rate then in effect and the Conversion Rate applicable for any subsequent period shall be adjusted to a price (calculated to the nearest cent) determined by dividing: (y) the sum of (aa) the number of shares of Common Stock outstanding immediately before that issue or sale multiplied by the Conversion Rate in effect immediately before that issue or sale, plus (bb) the consideration, if any, received by the Company on that issue or sale, by (z) the number of shares of the Company's Common Stock outstanding immediately after that issue or sale; and

          ii. Holder shall after that issue or sale, on conversion of this Note, be entitled to receive the number of shares of Common Stock equal to the number of shares that would otherwise, but for the adjustment provided for in
Section 6(a)(i), be issuable on such conversion multiplied by a fraction, the numerator of which is the Conversion Rate then in effect and the denominator of which is the Conversion Rate in effect immediately after the adjustment provided for in Section 6(a)(i) on the date of conversion. No such adjustment shall be made in an amount less than Five Cents ($0.05), but any such amount shall be carried forward and given effect in the next adjustment, if any.

    B. If the Company (i) grants any rights or options to subscribe for, purchase, or otherwise acquire shares of Common Stock, or (ii) issues or sells any security, other than this Note, which is convertible into shares of Common Stock, then the price per share of Common Stock issuable on the exercise of the rights or options or the conversion of the securities shall be calculated by dividing: (y) the total amount, if any, received or receivable by the Company as consideration for the granting of the rights or options or the issue or sale of the convertible securities, plus the minimum aggregate amount of additional consideration payable to the Company on exercise of the convertible securities, by (z) the maximum number of shares of Common Stock issuable on the exercise or conversion.

          i. If the price per share so calculated is less than the Conversion Rate of this Note in effect immediately before the rights or options are granted or the convertible securities are issued or sold, the granting or issue or sale shall be considered to be an issue or sale for cash of the maximum number of shares of Common Stock so issuable on exercise or conversion at the price per share determined under this provision, and the Conversion Rate of this Note shall be adjusted as provided above to reflect (on the basis of that determination) the issue or sale. No further adjustment of the Conversion Rate shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights or options or the conversion of any such convertible securities.

          ii. If such rights or options or convertible securities by their terms provide, with the passage of time or otherwise, for any increase in the amount of additional consideration payable to the Company or any decrease in the number of shares of Common Stock issuable on such exercise or exchange (by change of rate or otherwise), the Conversion Rate shall, when each such increase or decrease becomes effective, be readjusted to reflect the increase or decrease as far as it affects rights of exercise or conversion that have not expired before that time.

          iii. If, on the expiration of such rights or options or the rights of conversion of such convertible securities, any of them shall not have been exercised, the Conversion Rate shall be readjusted and will then be the same as it would have been had it originally been adjusted (or had the original adjustment not been required, as the case may be), on the basis that (y) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such convertible securities, and (z) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company on such exercise plus the consideration, if any, actually received by the Company for granting all such rights or options or for issuing or selling all such convertible securities.

          iv. No adjustment of the Conversion Rate as provided in this Section 6(b) shall occur upon the granting or issuance of stock, stock options, or warrants to employees or directors of the Company in the aggregate amount of less than six hundred thousand (600,000) shares of Common Stock.

7.  Subordination.
    -------------

    A. Upon the written agreement of Holder, this Note may be subordinated to any or all debt owed by the Company to banks and other financial institutions, other than to the extent debt to any such bank or financial institution involves the issuance of shares of the Company's stock or notes, warrants, options or any other security convertible into such stock.

    B. The payment of the indebtedness evidenced by this instrument is subordinated to the payment of the "Senior Debt" defined and described in the Subordination Agreement, dated as of September 24, 1998, between United Breweries of America Inc. and the CIT Group/Credit Finance, Inc., as amended by that certain Amendment to Subordination Agreement, dated as of June 22, 1999, and reference is made to such Agreement for a full statement of the terms and conditions of such subordination.

    C. The payment of the indebtedness evidenced by this instrument is subordinated to the payment of the "Senior Debt" defined and described in the Subordination Agreement, dated on or about November 15, 1998, between United Breweries of America Inc. and the Savings Bank of Mendocino, Inc., and reference is made to such Agreement for a full statement of the terms and conditions of such subordination.

8.  Enforcement.  The Company agrees to reimburse Holder for all costs of
    -----------
collection or enforcement of this Note, whether or not suit is filed (including, but not limited to, reasonable attorney fees), incurred by Holder.

9.  Governing Law.  This Note shall be governed by and construed in accordance
    -------------
with the laws, without regard to the laws as to choice or conflict of laws, of the State of California.

10.  Default.  If Company fails to pay any installment of principal or interest
     -------
when due, then, or
at any time during such default, the entire amount of the unpaid principal and interest shall, at the election of Holder, become immediately due and payable.

11.  Waiver.  No previous waiver and no failure or delay by Holder in acting
     ------
with respect to the terms of this Note shall constitute a waiver of any subsequent breach, default or failure of condition under this Note. A waiver of any term of this Note must be in writing and shall be limited to the express written terms of such waiver. No delay or omission on the part of Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right.

12.  Reservation of Stock.  The Company covenants that it will at all times
     --------------------
reserve and keep available, solely for issuance on conversion of this Note, all shares of Common Stock from time to time issuable upon exercise of this Note.

13.  Replacement.  Upon receipt of evidence reasonably satisfactory to the
     -----------
Company, of the loss, theft, destruction, or modification of this Note and, in the event of such occurrence, on delivery of an indemnity agreement or Note reasonably satisfactory in form and amount to the Company or in the case of mutilation, on surrender and cancellation of this Note, the Company at its expense will execute and deliver, in lieu of this Note, a new Note of like tender.

14.  Transfer.  NO SALE OR TRANSFER OF THIS NOTE SHALL BE EFFECTIVE UNLESS AND
     --------
UNTIL ALL OF THE FOLLOWING STEPS ARE COMPLIED WITH:

     A. The transferor and the transferee shall execute the form of Transfer Statement attached to this Note (or a similar statement which shall then be attached to this Note);

     B. This Note and the executed Transfer Statement, together with a United States Internal Revenue Service Form W-8 "Certificate of Foreign Status" or a Form W-9 "Request for Taxpayer Identification Number and Certification" completed and executed by the transferee, shall be delivered to the Company at the Company's address as provided above; and

     C. If the Company is satisfied that the information contained in the Transfer Statement is consistent with the information contained in the completed and executed Form W-8 or W-9, as applicable, the Company shall enter the transfer on a Note Holder Ledger maintained by the Company for this purpose.

Any purported transfer with respect to which all of the above steps have note been complied with shall be null and void and of no force or effect.

15.  Entire Agreement; Written Modification Only.  This Agreement contains
     -------------------------------------------
the entire agreement of the parties, and constitutes the complete, final and exclusive embodiment of their agreement with respect to its subject matter.
This Agreement supersedes any and all prior correspondence, arrangements, representations and understandings, whether written or oral, express or implied, with respect to its subject matter. This Agreement may not be modified except by a written agreement, which specifically sets forth each modification and is signed by a duly authorized representative of both parties. This Agreement is executed without reliance upon any promise, warranty or representation by the parties or any of their representatives, other than such promises, warranties or representations as are expressly contained in this Agreement.

16.  Severability.  If any provision of this Agreement is deemed or held
     ------------
invalid or
unenforceable in whole or in part, for any reason, that provision shall be deemed severed from the remainder of this Agreement, and shall in no way affect or impair the validity or enforceability of any portion or all of this Agreement, which otherwise shall remain in full force and effect.


IN WITNESS WHEREOF, the Company has caused this Convertible Note to be executed in its corporate name by the signature of its president and secretary.



                                        MENDOCINO BREWING COMPANY, INC.,
                                        a California corporation

                                        By:
                                           -----------------------------------
                                              Michael Laybourn
                                        Its:  President

                                        By:
                                           -----------------------------------
                                              P.A. Murali
                                        Its:  Chief Financial Officer

                               CONVERSION NOTICE



Conversion Notice To:  MENDOCINO BREWING COMPANY, INC.


  The undersigned holder of this Note, hereby irrevocably exercises the option to convert this Note or the portion of it designated below into shares of Common Stock of the Company, in accordance with the terms of the Note, and directs that the shares issuable and deliverable on the conversion, together with any check in payment of fractional shares, be issued and delivered to the undersigned unless a different name is specified below. If shares of Common Stock are to be issued in the name of anyone other than the undersigned, the undersigned will pay all transfer taxes payable on this conversion and issuance.


Dated:
       ----------------------------------     ---------------------------------
                                              Signature

If the shares are to be issued other than to  Portion to be converted (in multiples) of
a registered holder, print name, address,     $1,000 if less than all:
city, state and zip code of issuee:           $
                                              -------------------------------------------
--------------------------------------------  Social Security Number of other identifying
--------------------------------------------  Number of issuers:
--------------------------------------------
--------------------------------------------  -------------------------------------------

Notice: The signature of these instructions to convert must correspond with the name as written on the face of this Note in every particular, without alteration, enlargement, or any change whatsoever

                               TRANSFER STATEMENT
                               ------------------



NOTICE TO:   MENDOCINO BREWING COMPANY, INC.

  FOR VALUE RECEIVED, the undersigned, the holder of that certain Convertible
Note initially executed on the Effective Date (as defined below) by Mendocino Brewing Company, Inc. (the "Company") to the Initial Holder (as defined below) in the Face Value set forth below (the "Note"), hereby sells, assigns, transfers and conveys all of the rights of the undersigned under the Note, subject to the terms of the Note, unto the Transferee (as described below):


  Name of Transferee            Address                  Face Value of Note
----------------------  ----------------------------  ------------------------





The following terms have the following meanings:


Effective Date:                      , 1999
                 --------------------
Initial Holder:
                 ----------------------------
Dated:                                     TRANSFEROR:
        ----------------------             [Name of Transferor]

                                           By:
                                               --------------------------------

                                           Name:
                                                 ------------------------------

                                           Its:
                                                -------------------------------

ACKNOWLEDGMENT OF THE COMPANY:


MENDOCINO BREWING COMPANY, INC.

By:
    --------------------------------

Name:
      ------------------------------

Its:
     -------------------------------